Exhibit 99.1

CORPORATE OFFICE
1100 Cassatt Road, Berwyn, PA 19312

Contact: Kevin C. Coleman (610) 889-5247

AMETEK ACQUIRES TECHNICAL MANUFACTURING CORPORATION
—Business is a Global Leader in High-Performance Vibration Isolation Systems

Berwyn, PA, January 3, 2012— AMETEK, Inc. (NYSE: AME) today announced that it has acquired Technical Manufacturing Corporation (TMC), a world leader in high-performance vibration isolation systems and optical test benches used to isolate highly sensitive instruments for the microelectronics, life sciences, photonics and ultra-precision manufacturing industries. The privately held manufacturer, headquartered in Peabody, MA, has estimated annual sales of approximately $30 million.

“TMC is a great addition to our Electronic Instruments Group (EIG) and an excellent fit with our high-end analytical instruments businesses, including our Ultra Precision Technologies and Materials Analysis divisions. It further broadens our product offerings and expertise in ultra precision manufacturing. TMC has more than 40 years experience in the design and manufacture of high-end vibration isolation equipment and holds a leading market share in that sector of the market,” notes Frank S. Hermance, AMETEK Chairman and Chief Executive Officer.

“Many high-end analytical instruments, such as scanning electron microscopes and ultra precision machine tools, require a high-level of vibration isolation. TMC serves the leading manufacturers of life sciences, photonics and semiconductor equipment with a broad range of custom active piezoelectric vibration cancellation systems, based on their patented active piezo technology. They also supply passive vibration cancellation systems, optical test tables, acoustic isolation hoods and magnetic isolation hoods,” adds Mr. Hermance.

TMC joins AMETEK as part of the Ultra Precision Technologies division of AMETEK EIG. Ultra Precision Technologies is a pioneer in the development of ultra precision measurement instruments and a global leader in ultra precise machine tools and manufacturing systems for the semiconductor, photovoltaic, nanotechnology, military, defense and ophthalmic lens markets.

AMETEK EIG sells its instruments to the process and analytical, aerospace, power, and industrial markets worldwide and had 2010 sales of $1.3 billion.

Corporate Profile
AMETEK is a leading global manufacturer of electronic instruments and electro-mechanical devices with annualized sales of $3.0 billion. AMETEK’s Corporate Growth Plan is based on Four Key Strategies: Operational Excellence, Strategic Acquisitions & Alliances, Global & Market Expansion and New Products. AMETEK’s objective is double-digit percentage growth in earnings per share over the business cycle and a superior return on total capital. The common stock of AMETEK is a component of the S&P MidCap 400 and the Russell 1000 Indices.

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AMETEK ACQUIRES TECHNICAL MANUFACTURING CORPORATION

Forward-looking Information
Statements in this news release relating to future events, such as AMETEK’s expected business and financial performance are “forward-looking statements.” Forward-looking statements are subject to various factors and uncertainties that may cause actual results to differ significantly from expectations. These factors and uncertainties include AMETEK’s ability to consummate and successfully integrate future acquisitions; risks associated with international sales and operations; AMETEK’s ability to successfully develop new products, open new facilities or transfer product lines; the price and availability of raw materials; compliance with government regulations, including environmental regulations; changes in the competitive environment or the effects of competition in our markets; the ability to maintain adequate liquidity and financing sources; and general economic conditions affecting the industries we serve. A detailed discussion of these and other factors that may affect our future results is contained in AMETEK’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q and 8-K. AMETEK disclaims any intention or obligation to update or revise any forward-looking statements.

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